EXHIBIT 32.1



                            CERTIFICATION PURSUANT TO
                               18 U.S.C. ss. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Poseidis, Inc. (the "Company") on Form 10-QSB for the period ending November 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Louis Pardo dit Pardau, Chief Executive Officer (or equivalent thereof) and I, John J. McGovern, Chief Financial Officer (or equivalent thereof) of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

     (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.







By: /s/ Louis Pardo dit Pardau
        Louis Pardo dit Pardau
        Chief Executive Officer (or equivalent thereof)

By: /s/ John J. McGovern
        John J. McGovern
        Chief Financial Officer (or equivalent thereof)

January 23, 2006